Exhibit 99.1

Millennium Healthcare Reports Record Third Quarter Revenue

Full financial results to be announced in mid-November

GARDEN CITY, N.Y. (October 29, 2014) – Millennium Healthcare Inc. (OTCQX: MHCC) today announced that revenues for the three months ended September 30, 2014 are expected to be in excess of $6.0 million. This represents significant growth compared with revenue of $490,000 for the comparable 2013 period, and was largely the result of the initial roll out of the Company’s medical device distribution model. During the quarter Millennium Healthcare began the commercial introduction of its first two distributed medical device products, namely VasoScan™, a cardiovascular diagnostic assessment test, and OralCDx™, a non-invasive brush biopsy kit for oral cancer. Millennium intends to continue its model and mission of evaluating early detection and diagnostic devices and continually looks to add and provide additional products to its medical device lines available for distribution.

Commenting on the quarter, David Perry, chief operating officer, said, “Following successful beta testing in June, we began the initial roll out of the VasoScan and OralCDx products to a small portion of our current network of approximately 1,300 primary care physician offices located along the U.S. East Coast. Physician acceptance, measured by utilization as well as reorder rates, was well above our initial expectations so early in the launch process; and we are extremely pleased with the recognition by our early customers of the role these products can play in preventive care and in medical practice economics. We look forward to continuing a managed introduction of these products via our direct sales force and, in time, via sub-distributor partners with the ultimate goal of nationwide coverage.”

Dominick Sartorio, chief executive officer added, “We are excited to continue the commercialization of our device business and to report to our investors on the progress we have made. We believe our third quarter revenue represents the beginning of a significant growth trend for our business, and given our current commitments, we anticipate being able to report significant quarterly revenue for the fourth quarter as well. We believe the industry trend toward early detection diagnostics, combined with our distribution model, highly experienced leadership team, and our exclusive agreements with suppliers are the driving contributors to our current and future success.”

Millennium Healthcare expects to report full financial results for the third quarter, and to hold its first quarterly investor conference call in mid-November.

About Millennium Healthcare Inc.

Millennium Healthcare Inc., through its wholly owned operating subsidiaries, provides primary care physician practices, physician groups and healthcare facilities of all sizes with cutting-edge medical devices focused primarily on preventive care through early detection. The Company also provides advanced billing and coding services, and practice development and management services.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements are identified by such words and phrases as "we expect," "expected to," "estimates," "estimated," "current outlook," "we look forward to," "would equate to," "projects," "projections," "projected to be," "anticipates," "anticipated," "we believe," "could be," and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

COMPANY CONTACT

Millennium Healthcare Inc.

Joe Giamichael

516-628-5500

jgiamichael@millenniumhcs.com

INVESTOR CONTACT

LHA

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

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